                                   SCIOS INC.
                                AND SUBSIDIARIES
                        Computation of Net Loss Per Share

                       (Calculated in accordance with the
                            guidelines of item 601 of
                          Regulation S-K. The effect of
                            stock options on loss per
                             share is anti-dilutive)


                                                                 Three months ended
                                                                     March 31,
                                                            1996                    1995
                                                      -----------------       -----------------
                                                                    (Unaudited)
PRIMARY:
Average common shares outstanding                           35,890,504              35,349,500
Net effect of dilutive stock options -
    based on treasury stock method                                   0                       0
                                                      -----------------       -----------------
Average common and common equivalent
    shares outstanding                                      35,890,504              35,349,500
                                                      -----------------       -----------------


Net loss                                                   ($7,417,000)            ($6,627,000)
                                                      -----------------       -----------------


Net loss per share                                              ($0.21)                 ($0.19)
                                                      -----------------       -----------------

FULLY DILUTED:
Average common shares outstanding                           35,890,504              35,349,500
Net effect of dilutive stock options -
    based on treasury stock method                                   0                       0
                                                      -----------------       -----------------
Average common and common equivalent -
    shares outstanding                                      35,890,504              35,349,500
                                                      -----------------       -----------------


Net loss                                                   ($7,417,000)            ($6,627,000)
                                                      -----------------       -----------------



Net loss per share                                              ($0.21)                 ($0.19)
                                                      -----------------       -----------------



                       See notes to consolidated financial statements.

                                         Exhibit 11.1